As filed with the Securities and Exchange Commission
                              on April 10, 1997

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                            FORM S-8 REGISTRATION
                               STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                      THE MULTICARE COMPANIES, INC.
            (Exact name of registrant specified in its charter)
                                 Delaware
        (State or other jurisdiction of incorporation or organization)
                                22-3152527
                    (I.R.S. Employer Identification No.)
            411 Hackensack Avenue, Hackensack, New Jersey       07601
             (Address of principal executive offices)        (Zip Code)

                    THE CENTURY CARE MANAGEMENT, INC.
                            401(k) SAVINGS PLAN
                          (Full title of the plan)

                        BRADFORD C. BURKETT, ESQ.
              Senior Vice President and General Counsel
                       The Multicare Companies, Inc.
           411 Hackensack Avenue Hackensack, New Jersey  07601
                            (201) 488-8818
        (Name, address and telephone number of agent for service)

                   CALCULATION OF REGISTRATION FEE

Title  of         Amounts          Proposed        Proposed          Amount
Securities         to be           Maximum          Maximum            of
to be            Registered     Offering Price     Aggregate      Registration
Registered                        Per Share*    Offering Price*       Fee

Common Stock    250,000 shares       $18.135       $4,531,250       $1,373.11
$0.01 par
value


* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in the New York Stock Exchange consolidated reporting system as of April 4, 1997.
      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                  PART II
               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

     The Registrant (also referred to herein as the "Company") hereby incorporates by reference into this Registration Statement the following documents:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.
     (b) All other reports, if any, filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996.
     (c) The description of the Registrant's Common Stock, $.01 par value, set forth in the Company's Registration Statement on Form 8-A dated August 16, 1995 ("Common Stock").

     All documents filed by the Registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against actual and reasonable expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with litigation against them in their capacities as directors and officers. As permitted by such Section, the Company's Certificate of Incorporation provides that the Company shall indemnify any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding (whether civil or otherwise) by reason of the fact that such person is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, to the fullest extent authorized or permitted by the GCL.


     The By-laws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth and permitted by the GCL or any other applicable law, as from time to time in effect.

     The Certificate of Incorporation and the By-laws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, the Certificate of Incorporation, the By-laws, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in such person's official capacity and as to actions in any other capacity while holding office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

     Under the Certificate of Incorporation and the By-laws, the Company is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against liability under the provisions of the Certificate of Incorporation, the By-Laws or any provision of law.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     See Exhibit Index on page 7.

Item 9.  Undertakings.

     (a)  Rule 415 Offering.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)    Filings Incorporating Subsequent Exchange Act Documents by
            Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report under Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against  public policy  as  expressed in  the  Securities  Act  and  is,
therefore,  unenforceable.   In the event that a  claim for indemnification
against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on March 31, 1997.
                                    THE MULTICARE COMPANIES, INC.
                                    (The Registrant)

                                    By /s/ Daniel E. Straus
                                       Daniel E. Straus
                                       President

     Pursuant to the requirements of the Securities Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated on March 31, 1997.

Signature                                         Title

/s/  Moshael J. Straus                        Chairman of the Board,
     Moshael J. Straus                        Co-Chief Executive Officer
                                              and Director
                                              (Principal Executive Officer)

/s/  Daniel E. Straus                         President, Co-Chief Executive
     Daniel E. Straus                         Officer and Director
                                              (Principal Executive Officer)


/s/  Stephen R. Baker                         Executive Vice President, Chief
     Stephen R. Baker                         Financial Officer and Director
                                              (Principal Financial and
                                              Accounting Officer)


/s/  Paul J. Klausner                         Executive Vice President
     Paul J. Klausner                         and Director

     Stuart H. Altman                         Director

     Constance B. Girard-diCarlo              Director

/s/  Menachem Rosenberg                       Director
     Menachem Rosenberg

/s/  George R. Zoffinger                      Director
     George R. Zoffinger


The Plan

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on March 31, 1997.

                          CENTURY CARE MANAGEMENT, INC.
                          401(k) SAVINGS PLAN

                          By: /s/ Daniel E. Straus
                                  Daniel E. Straus

     *Bradford C. Burkett, by signing his name hereto, signs this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.



                          *By  /s/ Bradford C. Burkett
                                   Bradford C. Burkett
                                   Attorney in Fact

                             EXHIBIT INDEX


     The following exhibits are filed as part of this Registration Statement:


                     Exhibit

*         4.1  Restated Certificate of Incorporation of the Registrant.

*         4.2  Bylaws of the Registrant.

          5.1 Legal opinion of Bradford C. Burkett, Esq., Senior Vice President and General Counsel of the Registrant.

         23.1  Consent of KPMG Peat Marwick LLP

         23.2  Consent of Bradford C. Burkett, Esq., Senior Vice
               President and General Counsel of the Registrant (included in the opinion filed as Exhibit 5.1).




* Incorporated by reference to Registration Statement No. 33-6544 effective August 18, 1993.

                           POWER OF ATTORNEY FOR
                                DIRECTORS OF
                       THE MULTICARE COMPANIES, INC.


     Pursuant to the requirements of the Securities Act of 1933, the undersigned directors of The Multicare Companies, Inc., a Delaware corporation (the "Company"), hereby appoint Bradford C. Burkett as attorney-in-fact with full power of substitution and resubstitution to sign for the undersigned and in the name of the undersigned in any and all capacities with respect to the registration on Form S-8 of 250,000 shares of Common Stock of the Company under the Century Care Management, Inc. 401(k) Savings Plan (the Registration Statement") with the Securities and Exchange Commission ("SEC"), and to sign any and all amendments (including post-effective amendments) thereto and any and all applications or other documents to be filed with the SEC pertaining to the Registration Statement, and to grant unto the attorney-in-fact and agent the full power and authority to do and perform each and every act and thing required to be done, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent or its substitutes may lawfully do or cause to be done by virtue hereof.


Signature                        Title                            Date

/s/  Mosahel J. Straus        Chairman of the Board,          March 31, 1997
     Moshael J. Straus        Co-Chief Executive Officer
                              and Director
                              (Principal Executive Officer)

/s/  Daniel E.  Straus        President, Co-Chief Executive   March 31, 1997
     Daniel E. Straus         Officer and Director
                              (Principal Executive Officer)


/s/  Stephen R. Baker         Executive Vice President, Chief March 31, 1997
     Stephen R. Baker         Financial Officer and Director
                              (Principal Financial and
                              Accounting Officer)

/s/  Paul J. Klausner         Executive Vice President        March 31, 1997
     Paul J. Klausner         and Director

/s/  Stuart H. Altman         Director                        March 31, 1997
     Stuart H. Altman

     Constance B. Girard-     Director                        March __, 1997
     diCarlo

/s/  Menachem Rosenberg       Director                        March 31, 1997
     Menachem Rosenberg

/s/  George R. Zoffinger      Director                        March 31, 1997
     George R. Zoffinger